SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 17, 2003

GenCorp Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-01520	34-0244000

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of Principal Executive Offices)	(Zip Code)

P.O. Box 537012, Sacramento, California	95853-7012

(Mailing Address)	(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

Item 5. Other Events

     Attached hereto as Exhibit 99.1 and incorporated herein by this reference is the text of the registrant’s press release which was issued on October 17, 2003.

     Exhibit 99.1 is a GenCorp Inc. press release dated October 17, 2003, in which GenCorp Inc. and Sequa Corporation announced that GenCorp’s Aerojet-General Corporation subsidiary has completed the acquisition of substantially all of the assets related to the propulsion business of Atlantic Research Corporation, a subsidiary of Sequa Corporation.

Item 7. Exhibits

99.1	GenCorp Inc.’s press release dated October 17, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney

Name: Title:	Mark A. Whitney Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: October 23, 2003